UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2010

Mission Broadcasting, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7650 Chippewa Road, Suite 305

Brecksville, Ohio 44141

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On April 19, 2010, Mission Broadcasting, Inc. (“Mission”) and Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), a wholly-owned subsidiary of Nexstar Broadcasting Group, Inc. (“Nexstar”), completed the issuance and sale of $325.0 million aggregate principal amount of senior secured second lien notes due 2017 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 19, 2010 (the “Indenture”), by and among Nexstar Broadcasting and Mission, as co-issuers, Nexstar, as guarantor, and The Bank of New York Mellon, as trustee and collateral agent. Nexstar Broadcasting’s and Mission’s obligations under the Notes are jointly and severally guaranteed by Nexstar and all of Nexstar Broadcasting’s and Mission’s future domestic subsidiaries.

The Notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The net proceeds to Nexstar Broadcasting and Mission from the sale of the Notes were approximately $315.8 million. Nexstar Broadcasting and Mission used the net proceeds of the offering, together with borrowings under Nexstar Broadcasting and Mission’s amended senior secured credit facilities and cash on hand, to repurchase Nexstar Broadcasting’s outstanding senior subordinated payment-in-kind notes due 2014, to refinance Nexstar Broadcasting and Mission’s existing senior secured credit facilities, pay related fees and expenses and for general corporate purposes.

The Notes are secured by second-priority liens, subject to certain exceptions and permitted liens, on all of the assets that secure Nexstar Broadcasting’s and Mission’s senior secured credit facilities on a first-priority lien basis. The Notes and the guarantees are Nexstar Broadcasting’s, Mission’s and the guarantors’ senior secured obligations, rank equal in right of payment with all of Nexstar Broadcasting’s, Mission’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of Nexstar Broadcasting’s, Mission’s and the guarantors’ future subordinated indebtedness. The Notes and the guarantees are effectively junior to Nexstar Broadcasting’s, Mission’s and the guarantors’ obligations which are either secured by assets that are not collateral or which are secured on a first priority basis, including borrowings under Nexstar Broadcasting’s and Mission’s senior secured credit facilities, in each case, to the extent of the value of the assets securing such obligations.

The Notes will mature on April 15, 2017. Interest on the Notes accrues at a rate of 8.875% per annum and is payable semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 2010. Nexstar Broadcasting and Mission are obligated to make each interest payment to the holders of record of the Notes on the immediately preceding April 1 and October 1.

Nexstar Broadcasting and Mission have the option to redeem all or a portion of the Notes at any time prior to April 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after April 15, 2014, Nexstar Broadcasting and Mission may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before April 15, 2013, Nexstar Broadcasting and Mission may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the occurrence of a change of control (as defined in the Indenture), each holder of the Notes may require Nexstar Broadcasting and Mission to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, Nexstar Broadcasting’s and Mission’s ability to (1) incur additional debt and issue preferred stock, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) create liens, (6) pay dividends or make other distributions, (7) make certain investments, (8) merge or consolidate with another person and (9) enter new lines of business. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. The Indenture also provides for events of default with respect to the collateral, which include (i) default in the performance of the security documents which adversely affects the enforceability, validity, perfection or priority of the second priority liens on any collateral, individually or in the aggregate, having a fair market value in excess of $10.0 million, (ii) repudiation or disaffirmation by Nexstar Broadcasting, Mission or any guarantor of material obligations under the security documents, and (iii) the determination in a judicial proceeding that the security documents are unenforceable or invalid against Nexstar Broadcasting, Mission or any guarantor for any reason with respect to any collateral, individually or in the aggregate, having a fair market value in excess of $10.0 million. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

        The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The related Form of Senior Secured Second Lien Note is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

        In connection with the offering of the Notes, Nexstar Broadcasting and Mission have agreed, pursuant to a Registration Rights Agreement, dated April 19, 2010 (the “Registration Rights Agreement”), by and among Nexstar Broadcasting, Mission, Nexstar and Banc of America Securities LLC, UBS Securities LLC, Deutsche Bank Securities Inc. and RBC Capital Markets Corporation, to (i) cause to be filed with the Securities and Exchange Commission (the “SEC”) no later than 270 days after the date of issuance of the Notes, a registration statement under the Securities Act, relating to an offer to exchange the Notes for new notes (the “Exchange Notes”), evidencing the same continuing indebtedness as the Notes and with terms substantially identical to the Notes except that the Exchange Notes will not be subject to restrictions on transfer in the United States, (ii) use their reasonable best efforts to cause such registration statement to become effective no later than 365 days after the date of issuance of the Notes, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such registration statement as may be necessary in order to cause such registration statement to become effective, (B) if applicable, file a post-effective amendment to such registration statement and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit consummation of the exchange offer, and (iv) upon the effectiveness of such registration statement, commence the exchange offer and issue Exchange Notes in exchange for all Notes tendered pursuant to the exchange offer.

In certain circumstances, Nexstar Broadcasting and Mission will file and cause to become effective a shelf registration statement relating to resales of any Notes and use their reasonable best efforts to maintain the effectiveness of the shelf registration statement for at least one year or such lesser period after which all of the notes registered therein have been sold.

If Nexstar Broadcasting and Mission fail to satisfy these obligations as set forth in the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default (as defined in the Registration Rights Agreement), and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. Nexstar Broadcasting and Mission will pay such additional interest on regular interest payment dates until the cure of all the Registration Defaults relating to the Notes at which time the interest rate on the Notes will revert to the original interest rate on the Notes. Such additional interest will be in addition to any other interest payable from time to time with respect to Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendments to Credit Agreements

On April 19, 2010, the Second Amendment to the Third Amended and Restated Credit Agreement to Mission’s Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, the “Mission Credit Agreement”), among Mission, the several financial institutions from time to time parties thereto and Bank of America, N.A., as administrative agent and syndication agent became effective. Under the terms of the Mission Credit Agreement, the principal amount available under the revolving credit facility was reduced to $10.0 million, and the term loan B was reduced to $39.0 million.

On April 19, 2010, the Third Amendment to the Fourth Amended and Restated Credit Agreement to Nexstar Broadcasting’s Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, the “Nexstar Credit Agreement” and together with the Mission Credit Agreement, the “Credit Agreements”), among Nexstar Broadcasting, Nexstar, the several financial institutions from time to time parties thereto and Bank of America, N.A., as administrative agent and syndication agent became effective. Under the terms of the Nexstar Credit Agreement, the principal amount available under the revolving credit facility was reduced to $65.0 million, and the term loan B was reduced to $61.0 million.

The Credit Agreements were amended to, among other things, (i) extend the revolving loan commitments to December 31, 2013 (subject to earlier springing maturity dates), (ii) extend the maturity date of the term loan B to September 30, 2016 (subject to earlier springing maturity dates), (iii) amend the financial covenants and provide additional flexibility thereunder, (iv) permit the incurrence of incremental term loan B facilities of up to an aggregate amount equal to $100 million, (v) permit Nexstar Broadcasting and Mission, under certain circumstances to incur indebtedness and make restricted payments, in each case, in part, to repurchase or extinguish existing indebtedness, (vi) provide additional flexibility under the covenants and (vii) relieve the respective borrowers from their obligation to make mandatory prepayments under certain circumstances.

The Nexstar Credit Agreement (i) eliminates the requirement that Nexstar Broadcasting maintain a consolidated minimum interest coverage ratio and a consolidated maximum senior leverage ratio and institutes the requirement to maintain a consolidated maximum first lien indebtedness ratio, based on the aggregate first-lien indebtedness maintained by Nexstar and Mission, and (ii) changes the maximum and minimum covenant levels applicable to such financial ratios.

The foregoing is only a summary of the certain terms and conditions of the Credit Agreements and is qualified in its entirety by reference to the Credit Agreements, which are attached as Exhibit 10.2 and 10.3 and are incorporated in this Current Report on Form 8-K by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the Indenture is hereby incorporated into this Item 2.03.

9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 19, 2010, by and among Nexstar Broadcasting, Inc. and Mission Broadcasting Inc., as Issuers, Nexstar Broadcasting Group, Inc., as Guarantor, and The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, as Collateral Agent.

4.2	Form of Senior Secured Second Lien Note.

10.1	Registration Rights Agreement, dated April 19, 2010, by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as guarantor, Banc of America Securities LLC, UBS Securities LLC, Deutsche Bank Securities Inc. and RBC Capital Markets Corporation.

10.2	Third Amendment to the Fourth Amended and Restated Credit Agreement, dated as of April 19, 2010, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., the several financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and syndication agent, and Banc of America Securities LLC, UBS Securities LLC, and Deutsche Bank Securities Inc., as joint lead arrangers, joint book managers and co-documentation agents.

10.3	Second Amendment to the Third Amended and Restated Credit Agreement, dated as of April 19, 2010, among Mission Broadcasting, Inc., the several financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and syndication agent, and Banc of America Securities LLC, UBS Securities LLC, and Deutsche Bank Securities Inc., as joint lead arrangers, joint book managers and co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ David S. Smith
Date: April 23, 2010	Name:	David S. Smith
	Title:	President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 19, 2010, by and among Nexstar Broadcasting, Inc. and Mission Broadcasting Inc., as Issuers, Nexstar Broadcasting Group, Inc., as Guarantor, and The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, as Collateral Agent.

4.2	Form of Senior Secured Second Lien Note.

10.1	Registration Rights Agreement, dated April 19, 2010, by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as guarantor, Banc of America Securities LLC, UBS Securities LLC, Deutsche Bank Securities Inc. and RBC Capital Markets Corporation.

10.2	Third Amendment to the Fourth Amended and Restated Credit Agreement, dated as of April 19, 2010, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., the several financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and syndication agent, and Banc of America Securities LLC, UBS Securities LLC, and Deutsche Bank Securities Inc., as joint lead arrangers, joint book managers and co-documentation agents.

10.3	Second Amendment to the Third Amended and Restated Credit Agreement, dated as of April 19, 2010, among Mission Broadcasting, Inc., the several financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and syndication agent, and Banc of America Securities LLC, UBS Securities LLC, and Deutsche Bank Securities Inc., as joint lead arrangers, joint book managers and co-documentation agents.